UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 7, 2012

TEXAS VANGUARD OIL COMPANY
(Exact name of registrant as specified in its charter)

TEXAS	000-24778	74-2075344
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9811 Anderson Mill Road, Suite 202
Austin, Texas 78750
(Address of principal executive office)

Issuer's telephone number:  (512) 331-6781

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual shareholder meeting on June 7, 2012. The following proposals were submitted to the holders of the Company’s common stock for a vote:

(1)  The election of three (3) directors to serve until the next Annual Meeting of Shareholders, and until their successors shall be duly elected and qualified; and

(2)  To ratify the appointment of Padgett, Stratemann & Co., LLP as independent public auditors of the Company for the fiscal year ending December 31, 2012.

1,321,811 shares of the Company’s common stock were represented at the meeting or 93.31% of the Company’s voting capital stock.  144,653 shares were voted by brokers on proposal 2.

The results of such votes were as follows:

(1) Stockholders elected each of the Company’s three nominees for director to serve until the 2012 Annual Meeting of Shareholders, and until their successors are duly elected and qualified.

Number of Shares

	Votes For	Votes Against	Abstaining	Broker Non-Votes

William G. Watson	1,174,933	150	2,075	144,653
Linda R. Watson	1,174,933	150	2,075	144,653
Robert L. Patterson	1,174,933	150	2,075	144,653

(2)   Stockholders ratified the appointment of Padgett, Stratemann & Co., L.L.P. to act as independent public auditors for the Company for the fiscal year ending on December 31, 2012.

Number of Shares

Votes For	Votes Against	Abstaining

1,319,836	25	1,950

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS VANGUARD OIL COMPANY
/s/ William G. Watson
Date: June 7, 2012	William G. Watson, President and
Principal Financial and Accounting Officer